UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 26, 2018
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The annual meeting of the stockholders of the company was held on April 26, 2018.
(b) At the meeting, the stockholders:

•	elected all three director nominees named in the 2018 Proxy Statement to the company's Board of Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2021;

•	ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	approved the WSFS Financial Corporate 2018 Incentive Plan; and

•	approved an advisory (non-binding) vote on the compensation of the Company's named executive officers.
Proposal Number 1: Election of Directors

	For	Withheld	Broker Non-vote
Anat Bird	24,322,144	219,640	3,534,531
Jennifer W. Davis	24,286,790	254,994	3,534,531
Christopher T. Gheysens	24,290,606	251,178	3,534,531
Proposal Number 2: Ratification of the Appointment of Independent Registered Public Accounting Firm (KMPG LLP)

For	Against	Abstain	Broker Non-vote
27,851,659	183,535	41,121	—
Proposal Number 3: Approval of the WSFS Financial Corporation 2018 Incentive Plan

For	Against	Abstain	Broker Non-vote
24,020,211	476,973	44,600	3,534,531
Proposal Number 4: Advisory (Non-binding) Vote on the Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-vote
24,232,083	250,214	59,487	3,534,531

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	April 27, 2018	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer